OFFICE OF THE SECRETARY OF STATE
                              STATE OF OKLAHOMA

                         CERTIFICATE OF INCORPORATION

    To all to Whom these Presents shall Come, Greetings:

     WHEREAS, The Certificate of Incorporation, duly signed and verified, of

                           RIVER ROUGE CORPORATION

has been filed in the office of the Secretary of State as provided by the Laws of the State of Oklahoma.

      NOW THEREFORE, I, the undersigned, Secretary of State of the State of Oklahoma by virtue of the powers vested in me by law, do hereby issue this Certificate of Incorporation.


      IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.


                                   Filed at the City of Oklahoma City this 7th day of April, A.D. 1987.

                                      /s/ Jeannette B. Edmonson
<GREAT SEAL OF THE STATE OF               Secretary of State
OKLAHOMA APPEARS HERE>
                                       By: <signature illegible>

                                        SOS Corp Key: DB 00455179

                                                             F I L E D
                         CERTIFICATE OF INCORPORATION        APR 7 1987
                                       OF
                            RIVER ROUGE CORPORATION       OKLAHOMA SECRETARY
                                                              OF STATE

     Thomas J. Kenan, as an incorporator of a corporation pursuant to the provisions of the Oklahoma General Corporation Act, sets forth the following:

     1. The name of the Corporation is:

                        River Rouge Corporation

      2. The address of the Corporation's registered office is Suite 202, 511 Couch Drive, Oklahoma City, Oklahoma County, Oklahoma 73102. The name of the Corporation's registered agent at such address is Thomas J. Kenan.

      3. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Oklahoma General Corporation Act.

      4. The Corporation is authorized to issue only one class of stock, Common. The total number of shares of stock which the Corporation shall have authority to issue and the par value of each of such shares are as follows:

Total Number of
Authorized Shares                  Par Value          Total
------------------                 ----------         --------
50,000,000                         $0.001             $50,000


     5. The name and mailing address of the Corporation's incorporator are Thomas J. Kenan, P. 0. Box 2036, Oklahoma City, Oklahoma 73101.

     6. The power to adopt, amend or repeal bylaws of the Corporation is conferred upon the directors.

     Dated: April 7, 1987.

                                        /s/ Thomas J. Kenan
                                       ------------------------------
                                        Thomas J. Kenan, Incorporator